POWER OF ATTORNEY

(Section 16(a) Reporting)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer, director and/or shareholder of Schnitzer Steel Industries, Inc. (the "Company"), does hereby constitute and appoint Greg J. Witherspoon, Richard C. Josephson, Richard Peach, Jeff Poeschl and Monica Rodal, and any one of them, his, her or its true and lawful attorney and agent to execute in his, her or its name any and all reports required to be filed under
Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of the Company; and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.

DATED: October 10, 2007

					/s/ RABBI EMANUEL ROSE
					Rabbi Emanuel Rose